Exhibit 99.2

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
General Motors Company's (GM) non-GAAP measures include: earnings before interest and taxes (EBIT)-adjusted, presented net of noncontrolling interests; earnings before income taxes (EBT)-adjusted for our General Motors Financial Company, Inc. (GM Financial) segment; earnings per share (EPS)-diluted-adjusted; effective tax rate-adjusted (ETR-adjusted); return on invested capital-adjusted (ROIC-adjusted) and adjusted automotive free cash flow. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions to understand operating performance without regard to items we do not consider a component of our core operating performance. Furthermore, these non-GAAP measures allow investors the opportunity to measure and monitor our performance against our externally communicated targets and evaluate the investment decisions being made by management to improve ROIC-adjusted. Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes. Further, our Board of Directors uses certain of these and other measures as key metrics to determine management performance under our performance-based compensation plans. For these reasons, we believe these non-GAAP measures are useful for our investors.

EBIT-adjusted EBIT-adjusted is presented net of noncontrolling interests and is used by management and can be used by investors to review our consolidated operating results because it excludes automotive interest income, automotive interest expense and income taxes as well as certain additional adjustments that are not considered part of our core operations. Examples of adjustments to EBIT include, but are not limited to, impairment charges on long-lived assets and other exit costs resulting from strategic shifts in our operations or discrete market and business conditions; costs arising from the ignition switch recall and related legal matters; and certain currency devaluations associated with hyperinflationary economies. For EBIT-adjusted and our other non-GAAP measures, once we have made an adjustment in the current period for an item, we will also adjust the related non-GAAP measure in any future periods in which there is an impact from the item. Our corresponding measure for our GM Financial segment is EBT-adjusted because interest income and interest expense are part of operating results when assessing and measuring the operational and financial performance of the segment.

EPS-diluted-adjusted EPS-diluted-adjusted is used by management and can be used by investors to review our consolidated diluted EPS results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders-diluted less adjustments noted above for EBIT-adjusted and certain income tax adjustments divided by weighted-average common shares outstanding-diluted. Examples of income tax adjustments include the establishment or reversal of significant deferred tax asset valuation allowances.

ETR-adjusted ETR-adjusted is used by management and can be used by investors to review the consolidated effective tax rate for our core operations on a consistent basis. ETR-adjusted is calculated as Income tax expense less the income tax related to the adjustments noted above for EBIT-adjusted and the income tax adjustments noted above for EPS-diluted-adjusted divided by Income before income taxes less adjustments. When we provide an expected adjusted effective tax rate, we do not provide an expected effective tax rate because the U.S. GAAP measure may include significant adjustments that are difficult to predict.

ROIC-adjusted ROIC-adjusted is used by management and can be used by investors to review our investment and capital allocation decisions. We define ROIC-adjusted as EBIT-adjusted for the trailing four quarters divided by ROIC-adjusted average net assets, which is considered to be the average equity balances adjusted for average automotive debt and interest liabilities, exclusive of finance leases; average automotive net pension and other postretirement benefits (OPEB) liabilities; and average automotive net income tax assets during the same period.

Adjusted automotive free cash flow Adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of our automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. We measure adjusted automotive free cash flow as automotive operating cash flow from operations less capital expenditures adjusted for management actions. Management actions can include voluntary events such as discretionary contributions to employee benefit plans or nonrecurring specific events such as a closure of a facility that are considered special for EBIT-adjusted purposes.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles Net income attributable to stockholders under U.S. GAAP to segment profit (loss) (dollars in millions):

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net income (loss) attributable to stockholders(a)	$2,836	$(758)	$5,858	$(464)
Income tax expense (benefit)	971	(112)	2,148	245
Automotive interest expense	243	303	493	496
Automotive interest income	(32)	(61)	(64)	(144)
Adjustments
GM Korea wage litigation(b)	82	—	82	—
Cadillac dealer strategy(c)	17	—	17	—
GMI restructuring(d)	—	92	—	581
Total adjustments	99	92	99	581
EBIT(loss)-adjusted	4,117	(536)	8,534	714
Operating segments
GM North America (GMNA)	2,894	(101)	6,028	2,093
GM International (GMI)	15	(270)	323	(821)
Cruise	(332)	(195)	(561)	(423)
GM Financial(e)	1,581	226	2,763	456
Total operating segments	4,158	(340)	8,553	1,305
Corporate and eliminations(f)	(41)	(196)	(19)	(591)
EBIT(loss)-adjusted	$4,117	$(536)	$8,534	$714
__________
(a)Net of Net loss attributable to noncontrolling interests.
(b)This adjustment was excluded because of the unique events associated with recent Supreme Court of Korea decisions related to our salaried workers.
(c)These adjustments were excluded because they relate to strategic activities to transition certain Cadillac dealers from the network as part of Cadillac's electric vehicle strategy.
(d)These adjustments were excluded because of a strategic decision to rationalize our core operations by exiting or significantly reducing our presence in various international markets to focus resources on opportunities expected to deliver higher returns. These adjustments primarily consist of inventory provisions in the three months ended June 30, 2020, and asset impairments, dealer restructurings, employee separation charges and sales allowances in Australia, New Zealand and Thailand in the six months ended June 30, 2020.
(e)GM Financial amounts represent EBT-adjusted.
(f)GM's automotive interest income and interest expense, legacy costs from the Opel and Vauxhall businesses and certain other assets in Europe, which are primarily pension costs, corporate expenditures and certain nonsegment-specific revenues and expenses are recorded centrally in Corporate.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles Net income (loss) attributable to stockholders under U.S. GAAP to EBIT (loss)-adjusted (dollars in millions):

	Three Months Ended
	June 30,		March 31,		December 31,		September 30,
	2021	2020	2021	2020	2020	2019	2020	2019
Net income (loss) attributable to stockholders	$2,836	$(758)	$3,022	$294	$2,846	$(194)	$4,045	$2,351
Income tax expense (benefit)	971	(112)	1,177	357	642	(163)	887	271
Automotive interest expense	243	303	250	193	275	200	327	206
Automotive interest income	(32)	(61)	(32)	(83)	(46)	(96)	(51)	(129)
Adjustments
GM Korea Wage Litigation(a)	82	—	—	—	—	—	—	—
Cadillac dealer strategy(b)	17	—	—	—	99	—	—	—
GMI restructuring(c)	—	92	—	489	26	—	76	—
Ignition switch recall and related legal matters(d)	—	—	—	—	(130)	—	—	—
Transformation activities(e)	—	—	—	—	—	194	—	390
FAW-GM divestiture(f)	—	—	—	—	—	164	—	—
GM Brazil indirect tax recoveries(g)	—	—	—	—	—	—	—	(123)
Total adjustments	99	92	—	489	(5)	358	76	267
EBIT (loss)-adjusted	$4,117	$(536)	$4,417	$1,250	$3,712	$105	$5,284	$2,966
________
(a)This adjustment was excluded because of the unique events associated with recent Supreme Court of Korea decisions related to our salaried workers.
(b)These adjustments were excluded because they relate to strategic activities to transition certain Cadillac dealers from the network as part of Cadillac's electric vehicle strategy.
(c)These adjustments were excluded because of a strategic decision to rationalize our core operations by exiting or significantly reducing our presence in various international markets to focus resources on opportunities expected to deliver higher returns. These adjustments primarily consist of inventory provisions in the three months ended June 30, 2020, asset impairments, dealer restructurings, employee separation charges and sales allowances in Australia, New Zealand and Thailand in the three months ended March 31, 2020, employee separation charges in the three months ended December 31, 2020, and supplier claims in the three months ended September 30, 2020.
(d)This adjustment was excluded because of the unique events associated with the ignition switch recall, which included various investigations, inquiries and complaints from constituents.
(e)These adjustments were excluded because of a strategic decision to accelerate our transformation for the future to strengthen our core business, capitalize on the future of personal mobility and drive significant cost efficiencies. The adjustments primarily consist of accelerated depreciation and employee separation charges in the three months ended December 31, 2019, and supplier-related charges and pension curtailment and other charges in the three months ended September 30, 2019.
(f)This adjustment was excluded because we divested our joint venture FAW-GM Light Duty Commercial Vehicle Co., Ltd. (FAW-GM), as a result of a strategic decision by both shareholders, allowing us to focus our resources on opportunities expected to deliver higher returns.
(g)This adjustment was excluded because of the unique events associated with decisions rendered by the Superior Judicial Court of Brazil resulting in retrospective recoveries of indirect taxes.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles diluted earnings (loss) per common share under U.S. GAAP to EPS-diluted-adjusted (dollars in millions, except per share amounts):

	Three Months Ended				Six Months Ended
	June 30, 2021		June 30, 2020		June 30, 2021		June 30, 2020
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Diluted earnings (loss) per common share	$2,790	$1.90	$(806)	$(0.56)	$5,767	$3.93	$(559)	$(0.39)
Adjustments(a)	99	0.07	92	0.06	99	0.06	581	0.41
Tax effect on adjustment(b)	(4)	—	5	—	(4)	—	(68)	(0.05)
Tax adjustment(c)	—	—	—	—	316	0.22	236	0.16
EPS-diluted-adjusted	$2,885	$1.97	$(709)	$(0.50)	$6,178	$4.21	$190	$0.13
________
(a)Refer to the reconciliation of Net income attributable to stockholders under U.S. GAAP to segment profit (loss) for adjustment details.
(b)The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(c)These adjustments consist of tax expense related to the establishment of a valuation allowance against deferred tax assets that are considered no longer realizable for Cruise in the six months ended June 30, 2021 and for GM in Australia and New Zealand for the six months ended June 30, 2020. These adjustments were excluded because significant impacts of valuation allowances are not considered part of our core operations.

The following table reconciles our effective tax rate under U.S. GAAP to ETR-adjusted (dollars in millions):

	Three Months Ended						Six Months Ended
	June 30, 2021			June 30, 2020			June 30, 2021			June 30, 2020
	Income before income taxes	Income tax expense	Effective tax rate	Income before income taxes	Income tax expense	Effective tax rate	Income before income taxes	Income tax expense	Effective tax rate	Income before income taxes	Income tax expense	Effective tax rate
Effective tax rate	$3,750	$971	25.9%	$(892)	$(112)	12.6%	$7,941	$2,148	27.0%	$(249)	$245	n.m.
Adjustments(a)	124	4		92	(5)		124	4		581	68
Tax adjustment(b)								(316)			(236)
ETR-adjusted	$3,874	$975	25.2%	$(800)	$(117)	14.6%	$8,065	$1,836	22.8%	$332	$77	23.2%
________
n.m. = not meaningful

(a)Refer to the reconciliation of Net income attributable to stockholders under U.S. GAAP to segment profit (loss) for adjustment details. These adjustments include Net income attributable to non controlling interests where applicable. The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(b)Refer to the reconciliation of diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted within the previous section for adjustment details.

We define return on equity (ROE) as Net income (loss) attributable to stockholders for the trailing four quarters divided by average equity for the same period. Management uses average equity to provide comparable amounts in the calculation of ROE. The following table summarizes the calculation of ROE (dollars in billions):

	Four Quarters Ended
	June 30, 2021	June 30, 2020
Net income (loss) attributable to stockholders	$12.7	$1.7
Average equity(a)	$49.2	$42.8
ROE	25.9%	4.0%
________
(a)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in Net income (loss) attributable to stockholders.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table summarizes the calculation of ROIC-adjusted (dollars in billions):

	Four Quarters Ended
	June 30, 2021	June 30, 2020
EBIT (loss)-adjusted(a)	$17.5	$3.8
Average equity(b)	$49.2	$42.8
Add: Average automotive debt and interest liabilities (excluding finance leases)	20.3	23.6
Add: Average automotive net pension & OPEB liability	17.8	17.1
Less: Average automotive and other net income tax asset	(23.2)	(23.9)
ROIC-adjusted average net assets	$64.1	$59.6
ROIC-adjusted	27.3%	6.4%
________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders under U.S. GAAP to EBIT (loss)-adjusted for adjustment details.
(b)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in EBIT (loss)-adjusted.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles Net automotive cash provided by (used in) operating activities under U.S. GAAP to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net automotive cash provided by (used in) operating activities	$4,007	$(7,996)	$2,911	$(7,659)
Less: Capital expenditures	(1,546)	(1,107)	(2,406)	(2,312)
Add: GMI restructuring	—	61	24	84
Add: Cadillac dealer strategy	17	—	17	—
Less: GM Brazil indirect tax recoveries	—	—	—	(58)
Adjusted automotive free cash flow	$2,478	$(9,042)	$546	$(9,945)

The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended June 30, 2021
Net sales and revenue	$27,932	$2,792	$21		$30,745	$25	$3,426	$(29)	$34,167
Expenditures for property	$1,412	$126	$8	$—	$1,546	$19	$8	$—	$1,573
Depreciation and amortization	$1,281	$137	$4	$—	$1,422	$13	$1,579	$—	$3,014
Impairment charges	$—	$—	$—	$—	$—	$4	$—	$—	$4
Equity income(a)	$3	$274	$—	$—	$277	$—	$50	$—	$327

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended June 30, 2020
Net sales and revenue	$11,604	$1,677	$80		$13,361	$28	$3,423	$(34)	$16,778
Expenditures for property	$916	$181	$10	$—	$1,107	$1	$4	$—	$1,112
Depreciation and amortization	$1,127	$149	$6	$—	$1,282	$11	$1,965	$—	$3,258
Impairment charges	$—	$7	$—	$—	$7	$—	$—	$—	$7
Equity income (a)	$5	$165	$—	$—	$170	$—	$42	$—	$212

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Six Months Ended June 30, 2021
Net sales and revenue	$53,889	$5,878	$40		$59,807	$55	$6,833	$(54)	$66,641
Expenditures for property	$2,176	$220	$10	$—	$2,406	$32	$13	$—	$2,451
Depreciation and amortization	$2,479	$269	$10	$—	$2,758	$24	$3,247	$—	$6,029
Impairment charges	$—	$—	$—	$—	$—	$4	$—	$—	$4
Equity income(a)	$7	$581	$—	$—	$588	$—	$104	$—	$692

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Six Months Ended June 30, 2020
Net sales and revenue	$37,435	$4,957	$118		$42,510	$53	$6,984	$(60)	$49,487
Expenditures for property	$1,862	$436	$14	$—	$2,312	$6	$18	$—	$2,336
Depreciation and amortization	$2,354	$315	$15	$—	$2,684	$19	$3,753	$—	$6,456
Impairment charges	$20	$97	$—	$—	$117	$—	$—	$—	$117
Equity income (a)	$11	$2	$—	$—	$13	$—	$67	$—	$80
________
(a)Includes Automotive China equity income of $276 million and $169 million in the three months ended June 30, 2021 and 2020 and $584 million and $2 million in the six months ended June 30, 2021 and 2020.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
Vehicle Sales

GM presents both wholesale and total vehicle sales data to assist in the analysis of our revenue and our market share. Cuba, Iran, North Korea, Sudan and Syria are subject to broad economic sanctions. Accordingly, these countries are excluded from industry sales data and the corresponding calculation of GM's market share.

Wholesale vehicle sales data consists of sales to GM's dealers and distributors as well as sales to the U.S. Government and excludes vehicles sold by our joint ventures. Wholesale vehicle sales data correlates to GM's revenue recognized from the sale of vehicles, which is the largest component of Automotive net sales and revenue. In the six months ended June 30, 2021, 28.1% of our wholesale vehicle sales volume was generated outside the U.S. The following table summarizes wholesale vehicle sales by automotive segment (vehicles in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
GMNA	642	331	1,306	1,106
GMI	118	90	275	281
Total	760	421	1,581	1,387

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
Total vehicle sales data represents: (1) retail sales (i.e., sales to consumers who purchase new vehicles from dealers or distributors); (2) fleet sales (i.e., sales to large and small businesses, governments, and daily rental car companies); and (3) vehicles used by dealers in their businesses, including courtesy transportation vehicles. Total vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on our percentage ownership interest in the joint venture. Certain joint venture agreements in China allow for the contractual right to report vehicle sales of non-GM trademarked vehicles by those joint ventures, which are included in the total vehicle sales we report for China. While total vehicle sales data does not correlate directly to the revenue GM recognizes during a particular period, we believe it is indicative of the underlying demand for GM vehicles. Total vehicle sales data represents management's good faith estimate based on sales reported by GM's dealers, distributors, and joint ventures, commercially available data sources such as registration and insurance data, and internal estimates and forecasts when other data is not available.

The following table summarizes total vehicle sales by geographic region (vehicles in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
United States
Chevrolet – Cars	24	32	78	97
Chevrolet – Trucks	235	176	438	386
Chevrolet – Crossovers	174	125	346	284
Cadillac	36	23	73	54
Buick	66	36	112	69
GMC	153	100	283	221
Total United States	688	492	1,330	1,111
Canada, Mexico and Other	106	73	210	173
Total North America	794	565	1,540	1,284
Asia/Pacific, Middle East and Africa
Chevrolet	174	195	325	367
Wuling	353	271	704	447
Buick	226	214	450	343
Baojun	52	94	138	176
Cadillac	66	60	126	88
Other	4	11	13	29
Total Asia/Pacific, Middle East and Africa	875	845	1,756	1,450
South America(a)	88	57	205	189
Total in GM markets	1,757	1,467	3,501	2,923
Total Europe	—	—	1	—
Total Worldwide	1,757	1,467	3,502	2,923
_______
(a)Primarily Chevrolet.

The vehicle sales at GM's China joint ventures presented in the following table are included in the preceding vehicle sales table (vehicles in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
SAIC General Motors Sales Co., Ltd.	353	350	700	557
SAIC GM Wuling Automobile Co., Ltd.	398	364	831	618

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Market Share
United States – Cars	2.8%	5.6%	4.8%	7.0%
United States – Trucks	31.2%	30.0%	30.1%	30.4%
United States – Crossovers	12.9%	13.4%	13.0%	14.0%
Total United States	15.2%	16.3%	15.6%	16.8%
Total North America	14.8%	16.0%	15.2%	16.4%
Total Asia/Pacific, Middle East and Africa	7.7%	8.8%	7.5%	7.9%
Total South America	9.8%	14.5%	11.5%	15.0%
Total GM Market	10.0%	10.9%	9.9%	10.6%
Total Worldwide	8.0%	9.1%	8.1%	8.6%

United States fleet sales as a percentage of retail vehicle sales	14.3%	11.9%	15.8%	20.7%

North America capacity two-shift utilization	87.9%	35.8%	92.0%	71.8%

General Motors Company and Subsidiaries
Combining Income Statement Information
(In millions) (Unaudited)

	Three Months Ended June 30, 2021					Three Months Ended June 30, 2020
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$30,745	$25	$—	$(26)	$30,744	$13,361	$28	$—	$(26)	$13,363
GM Financial	—	—	3,426	(3)	3,423	—	—	3,423	(8)	3,415
Total net sales and revenue	30,745	25	3,426	(29)	34,167	13,361	28	3,423	(34)	16,778
Costs and expenses
Automotive and other cost of sales	26,953	313	—	—	27,266	13,256	188	—	—	13,444
GM Financial interest, operating and other expenses	—	—	1,895	(1)	1,894	—	—	3,239	(1)	3,238
Automotive and other selling, general and administrative expense	2,050	75	—	—	2,125	1,251	59	—	—	1,310
Total costs and expenses	29,003	388	1,895	(1)	31,285	14,507	247	3,239	(1)	17,992
Operating income (loss)	1,742	(363)	1,531	(28)	2,882	(1,146)	(219)	184	(33)	(1,214)
Automotive interest expense	246	—	—	(3)	243	312	—	—	(9)	303
Interest income and other non-operating income, net	757	2	—	25	784	382	12	—	19	413
Equity income	277	—	50	—	327	170	—	42	—	212
Income (loss) before income taxes	$2,530	$(361)	$1,581	$—	3,750	$(906)	$(207)	$226	$(5)	(892)
Income tax expense (benefit)					971					(112)
Net income (loss)					2,779					(780)
Net loss attributable to noncontrolling interests					57					22
Net income (loss) attributable to stockholders					$2,836					$(758)

Net income (loss) attributable to common stockholders					$2,790					$(806)

	Six Months Ended June 30, 2021					Six Months Ended June 30, 2020
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$59,807	$55	$—	$(51)	$59,811	$42,510	$53	$—	$(50)	$42,513
GM Financial	—	—	6,833	(3)	6,830	—	—	6,984	(10)	6,974
Total net sales and revenue	59,807	55	6,833	(54)	66,641	42,510	53	6,984	(60)	49,487
Costs and expenses
Automotive and other cost of sales	51,841	540	—	—	52,381	39,799	371	—	—	40,170
GM Financial interest, operating and other expenses	—	—	4,174	(1)	4,173	—	—	6,595	(1)	6,594
Automotive and other selling, general and administrative expense	3,791	137	—	—	3,928	3,153	127	—	—	3,280
Total costs and expenses	55,632	677	4,174	(1)	60,482	42,952	498	6,595	(1)	50,044
Operating income (loss)	4,175	(622)	2,659	(53)	6,159	(442)	(445)	389	(59)	(557)
Automotive interest expense	496	—	—	(3)	493	505	—	—	(9)	496
Interest income and other non-operating income, net	1,529	13	—	41	1,583	660	2	—	62	724
Equity income	588	—	104	—	692	13	—	67	—	80
Income (loss) before income taxes	$5,796	$(609)	$2,763	$(9)	7,941	$(274)	$(443)	$456	$12	(249)
Income tax expense					2,148					245
Net income (loss)					5,793					(494)
Net loss attributable to noncontrolling interests					65					30
Net income (loss) attributable to stockholders					$5,858					$(464)

Net income (loss) attributable to common stockholders					$5,767					$(559)

General Motors Company and Subsidiaries
Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Basic earnings per share
Net income (loss) attributable to stockholders	$2,836	$(758)	$5,858	$(464)
Less: cumulative dividends on subsidiary preferred stock	(46)	(48)	(91)	(95)
Net income (loss) attributable to common stockholders	$2,790	$(806)	$5,767	$(559)

Weighted-average common shares outstanding	1,451	1,432	1,449	1,432

Basic earnings (loss) per common share	$1.92	$(0.56)	$3.98	$(0.39)
Diluted earnings per share
Net income (loss) attributable to common stockholders – diluted	$2,790	$(806)	$5,767	$(559)

Weighted-average common shares outstanding – diluted	1,468	1,432	1,466	1,432

Diluted earnings (loss) per common share	$1.90	$(0.56)	$3.93	$(0.39)
Potentially dilutive securities(a)	2	43	2	43
__________
(a)Potentially dilutive securities attributable to outstanding stock options at June 30, 2021 and 2020 and Performance Stock Units (PSUs) and Restricted Stock Units (RSUs) at June 30, 2020, were excluded from the computation of diluted earnings per share (EPS) because the securities would have had an antidilutive effect.

General Motors Company and Subsidiaries
Combining Balance Sheet Information
(In millions, except per share amounts) (Unaudited)(a)

	June 30, 2021					December 31, 2020
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
ASSETS
Current Assets
Cash and cash equivalents	$16,763	$1,779	$4,378	$—	$22,920	$14,168	$761	$5,063	$—	$19,992
Marketable debt securities	4,090	2,149	—	(27)	6,211	8,103	972	—	(29)	9,046
Accounts and notes receivable, net(b)	8,264	2	932	(1,031)	8,167	7,951	3	1,035	(954)	8,035
GM Financial receivables, net(c)	—	—	24,705	(261)	24,444	—	—	26,607	(398)	26,209
Inventories	13,103	—	—	(1)	13,102	10,236	1	—	(2)	10,235
Other current assets	2,154	59	5,650	(97)	7,765	1,884	32	5,524	(32)	7,407
Total current assets	44,374	3,988	35,664	(1,416)	82,609	42,342	1,769	38,228	(1,414)	80,924
Non-current Assets
GM Financial receivables, net	—	—	35,507	—	35,507	—	—	31,783	—	31,783
Equity in net assets of nonconsolidated affiliates	7,178	—	1,704	—	8,882	6,825	—	1,581	—	8,406
Property, net	38,534	120	169	—	38,822	37,325	123	184	—	37,632
Goodwill and intangible assets, net	3,081	743	1,345	—	5,169	3,152	735	1,343	—	5,230
Equipment on operating leases, net	—	—	40,596	—	40,596	—	—	39,819	—	39,819
Deferred income taxes	22,901	—	(493)	—	22,408	23,853	617	(334)	—	24,136
Other assets	6,641	353	855	(39)	7,810	6,129	382	805	(53)	7,264
Total non-current assets	78,336	1,215	79,682	(39)	159,194	77,284	1,856	75,182	(53)	154,270
Total Assets	$122,709	$5,204	$115,346	$(1,456)	$241,803	$119,625	$3,625	$113,410	$(1,466)	$235,194
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(b)	$21,344	$129	$990	$(1,032)	$21,431	$19,928	$93	$867	$(959)	$19,928
Short-term debt and current portion of long-term debt
Automotive (c)	1,156	1	—	(261)	896	1,674	—	—	(398)	1,276
GM Financial	—	—	33,294	—	33,294	—	—	35,637	—	35,637
Accrued liabilities	15,535	198	3,552	(96)	19,190	18,751	133	4,218	(34)	23,069
Total current liabilities	38,036	329	37,837	(1,389)	74,811	40,353	226	40,722	(1,391)	79,910
Non-current Liabilities
Long-term debt
Automotive	16,414	7	—	—	16,422	16,193	—	—	—	16,193
GM Financial	—	—	60,276	—	60,276	—	—	56,788	—	56,788
Postretirement benefits other than pensions	6,202	—	—	—	6,202	6,277	—	—	—	6,277
Pensions	11,559	—	5	—	11,564	12,897	—	5	—	12,902
Other liabilities	11,922	509	2,260	(39)	14,652	11,151	539	1,810	(53)	13,447
Total non-current liabilities	46,097	516	62,542	(39)	109,116	46,519	539	58,602	(53)	105,607
Total Liabilities	84,133	845	100,378	(1,428)	183,927	86,872	764	99,325	(1,444)	185,517
Commitments and contingencies
Equity
Common stock, $0.01 par value	15	—	—	—	15	14	—	—	—	14
Preferred stock, $0.01 par value	—	—	—	—	—	—	—	—	—	—
Additional paid-in capital(d)	26,851	88	1,611	(1,707)	26,844	26,551	76	1,730	(1,816)	26,542
Retained earnings	22,580	706	14,538	(17)	37,806	17,444	891	13,640	(13)	31,962
Accumulated other comprehensive loss	(11,822)	7	(1,181)	—	(12,996)	(12,213)	10	(1,284)	—	(13,488)
Total stockholders’ equity	37,623	801	14,968	(1,724)	51,669	31,796	976	14,085	(1,829)	45,030
Noncontrolling interests(d)	954	3,557	—	1,696	6,207	959	1,884	—	1,804	4,647
Total Equity	38,577	4,359	14,967	(27)	57,876	32,754	2,861	14,085	(23)	49,677
Total Liabilities and Equity	$122,709	$5,204	$115,346	$(1,456)	$241,803	$119,625	$3,625	$113,410	$(1,466)	$235,194
_________
(a)Amounts may not sum due to rounding.
(b)Eliminations primarily include: GM Financial accounts and notes receivable of $611 million offset by Automotive accounts payable and Automotive accounts receivable of $358 million offset by GM Financial accounts payable at June 30, 2021; and GM Financial accounts and notes receivable of $643 million offset by Automotive accounts payable and Automotive accounts receivable of $268 million offset by GM Financial accounts payable at December 31, 2020.
(c)Eliminations include GM Financial loan receivable of $261 million and $398 million offset by an Automotive loan payable at June 30, 2021 and December 31, 2020.
(d)Primarily reclassification of GM Financial Cumulative Perpetual Preferred Stock, Series A, B and C. The preferred stock is classified as noncontrolling interests in our condensed consolidated balance sheets.

General Motors Company and Subsidiaries
Combining Cash Flow Information
(In millions) (Unaudited)(a)

	Six Months Ended June 30, 2021					Six Months Ended June 30, 2020
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Cash flows from operating activities
Net income (loss)	$4,654	$(925)	$2,073	$(9)	$5,793	$(530)	$(317)	$341	$12	$(494)
Depreciation and impairment of Equipment on operating leases, net	—	—	3,218	—	3,218	41	—	3,718	—	3,759
Depreciation, amortization and impairment charges on Property, net	2,758	28	29	—	2,815	2,760	19	35	—	2,814
Foreign currency remeasurement and transaction (gains)	(19)	—	(6)	—	(25)	(61)	—	(2)	—	(63)
Undistributed earnings of nonconsolidated affiliates, net	120	—	(104)	—	16	512	—	(67)	—	446
Pension contributions and OPEB payments	(425)	—	—	—	(425)	(327)	—	—	—	(327)
Pension and OPEB income, net	(804)	—	1	—	(803)	(518)	—	—	—	(518)
Provision (benefit) for deferred taxes	1,302	316	195	—	1,813	17	(126)	86	—	(24)
Change in other operating assets and liabilities(b)(c)	(4,677)	86	(1,789)	2,404	(3,974)	(9,552)	37	(30)	2,699	(6,847)
Net cash provided by (used in) operating activities	2,911	(494)	3,617	2,394	8,428	(7,659)	(387)	4,079	2,711	(1,254)
Cash flows from investing activities
Expenditures for property	(2,406)	(32)	(13)	—	(2,451)	(2,312)	(6)	(18)	—	(2,336)
Available-for-sale marketable securities, acquisitions	(1,248)	(2,842)	—	—	(4,090)	(5,948)	(1,708)	—	—	(7,656)
Available-for-sale marketable securities, liquidations	5,261	1,677	—	(12)	6,926	2,674	1,038	—	(18)	3,694
Purchases of finance receivables, net(d)	—	—	(17,478)	(7)	(17,485)	—	—	(16,003)	1,073	(14,929)
Principal collections and recoveries on finance receivables(b)	—	—	15,620	(3,674)	11,946	—	—	13,314	(3,751)	9,563
Purchases of leased vehicles, net	—	—	(12,391)	(48)	(12,439)	—	—	(6,054)	—	(6,054)
Proceeds from termination of leased vehicles	—	—	10,868	—	10,868	—	—	5,537	—	5,537
Other investing activities(e)	(1,318)	(5)	(14)	1,052	(285)	(2)	(72)	—	(81)	(155)
Net cash provided by (used in) investing activities	289	(1,202)	(3,408)	(2,689)	(7,010)	(5,588)	(748)	(3,223)	(2,777)	(12,336)
Cash flows from financing activities
Net increase (decrease) in short-term debt(d)	(4)	—	2,369	—	2,365	965	—	821	(940)	846
Proceeds from issuance of debt (original maturities greater than three months)	265	25	25,690	(25)	25,955	21,103	—	32,361	—	53,465
Payments on debt (original maturities greater than three months)	(632)	(18)	(26,499)	114	(27,035)	(479)	—	(29,197)	164	(29,512)
Proceeds from issuance of preferred stock(e)	—	2,736	—	(1,000)	1,736	—	—	—	—	—
Dividends paid(c)	(2)	(32)	(1,260)	1,200	(94)	(547)	—	(845)	800	(592)
Other financing activities	5	4	(105)	5	(90)	(438)	3	(97)	39	(491)
Net cash provided by (used in) financing activities	(367)	2,714	194	295	2,837	20,605	3	3,044	65	23,716
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(8)	—	1	—	(7)	(281)	—	(149)	—	(429)
Net increase (decrease) in cash, cash equivalents and restricted cash	2,826	1,018	404	—	4,248	7,077	(1,132)	3,751	—	9,697
Cash, cash equivalents and restricted cash at beginning of period	14,225	766	8,126	—	23,117	13,487	2,355	7,102	—	22,943
Cash, cash equivalents and restricted cash at end of period	$17,051	$1,784	$8,530	$—	$27,365	$20,563	$1,222	$10,854	$—	$32,640
_________
(a)Amounts may not sum due to rounding.
(b)Includes reclassifications of $3.5 billion and $3.4 billion in the six months ended June 30, 2021 and 2020 for purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.
(c)Eliminations include dividends issued by GM Financial to Automotive.
(d)Eliminations include $0.9 billion in intercompany loans with GM Financial for subvention payment delays beyond standard payment terms in the six months ended June 30, 2020.
(e)Eliminations include $1.0 billion in the six months ended June 30, 2021 for Automotive investments in Cruise Preferred Shares.